Exhibit 32.2
CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF GROUP 1 AUTOMOTIVE, INC.
PURSUANT TO 18 U.S.C. § 1350
In connection with the accompanying report on Form 10-K for the one-year period ended December 31, 2006, and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John C. Rickel, Chief Financial Officer of Group 1 Automotive, Inc. (the “Company”), hereby certify, to the best of my knowledge, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: February 27, 2007

/s/ John C. Rickel
John C. Rickel
Chief Financial Officer

     A signed original of this written statement required by Section 906 has been provided to Group 1 Automotive, Inc. and will be retained by Group 1 Automotive, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.